Exhibit 99.1

For more information contact:

Ameris Bancorp

Dennis J. Zember Jr.

Executive Vice President and CFO

(229) 890-1111

The Prosperity Banking Company

Randall D. Peterson

Executive Vice President and CFO

(904) 823-3908

AMERIS BANCORP AND THE PROSPERITY BANKING COMPANY

ANNOUNCE APPROVAL OF MERGER AND ELECTION DEADLINE

December 6, 2013

Moultrie, Georgia and St. Augustine, Florida. Ameris Bancorp (NASDAQ-GS: ABCB, “Ameris”) and The Prosperity Banking Company (“Prosperity”) today jointly announced that the previously announced merger under which Ameris will acquire Prosperity has received all requisite regulatory approvals. The shareholders of Prosperity, at a special meeting of shareholders held on November 20, 2013, also previously approved the merger. Ameris and Prosperity expect the merger to be completed on or about December 23, 2013.

Ameris and Prosperity also announced today that the deadline for Prosperity shareholders to elect the form of consideration that they will receive upon the closing of the merger has been set for 5:00 P.M. Eastern Standard Time on December 15, 2013 (the “Election Deadline”). Upon completion of the merger, each share of Prosperity common stock will be converted into the right to receive, at the election of the shareholder, either shares of Ameris common stock or cash, as provided in the merger agreement.

Elections can be made by mailing a completed form of election (the “Election Statement”), which was previously mailed to each Prosperity shareholder, to Computershare Investor Services, P.O. Box 43011, Providence, Rhode Island 02940-3011. Completed Election Statements may also be delivered by courier to Computershare Investor Services, 250 Royall Street, Suite V, Canton, Massachusetts 02021. All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, may be made directly to Computershare Investor Services at (888) 565-5423. For shareholders holding shares of Prosperity common stock through a broker, bank, trustee, or other nominee, you should contact your broker, bank, trustee or other nominee for instructions on how to make an election or with questions and inquiries with respect to the completion of the Election Statement.

If a Prosperity shareholder fails to submit an Election Statement that is received by Computershare Investor Services prior to the Election Deadline, or if an Election Statement is improperly completed and/or is not signed, such shareholder will receive shares of Ameris common stock upon completion of the merger.

Ameris Bancorp, the holding company of Ameris Bank, is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 57 locations in Georgia, Alabama, northern Florida and South Carolina.

The Prosperity Banking Company, the holding company of Prosperity Bank, is headquartered in St. Augustine, Florida, and at the end of the most recent quarter had 12 banking offices located in St. Johns, Duval, Flagler, Bay, Putnam and Volusia Counties, Florida.

This new release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the performance or achievements of Ameris or Prosperity to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither Ameris nor Prosperity assumes any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Ameris and Prosperity, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the merger may not be completed when expected because remaining conditions to the completion of the merger set forth in the merger agreement might not be satisfied or waived; (ii) the sale price for the Ameris common stock could decline, before the completion of the merger, including as a result of the financial performance of Prosperity, or more generally due to broader stock market movements and the performance of financial companies and peer group companies; (iii) the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected timeframes or at all as a result of, among other things, changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the markets in which Ameris and Prosperity operate; (iv) Prosperity’s business may not be integrated into Ameris’s business successfully, or such integration may take longer to accomplish than expected; (v) operating costs, customer losses and business disruption following the merger, including adverse developments in relationships with employees, may be greater than expected; and (vi) management time and effort may be diverted to the resolution of merger-related issues. For more information, see the risk factors described in Ameris’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

2